EXHIBIT 16.2

Rachlin Cohen & Holtz LLP
One SE 3rd Avenue
Tenth Floor
Miami, Florida 33131
(305) 377-4228
(305) 377-8331

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of the Current Report on Form 8-K of Odimo Incorporated for August 31, 2005, and we agree with the statements contained therein insofar as they relate to our Firm.

Very truly yours,

/s/Rachlin Cohen & Holtz LLP

Fort Lauderdale, Florida
September 2, 2005